Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Company Reports Fourth-Quarter Financial Results

Record Quarterly and Annual Revenue and Income

HILLSBORO, Ore., February 4, 2008   — FEI Company (NASDAQ: FEIC) reported 2007 annual revenue that was 24% higher and net income that was nearly three times greater than in 2006. Fourth quarter revenue grew both sequentially and year-over-year, as did quarterly net income, which was aided in the latest quarter by a tax benefit.

Net sales for the quarter ended December 31, 2007 of $152.5 million were up 5% compared to the third quarter of 2007 and 9% compared to the fourth quarter of 2006. Bookings in the quarter totaled $156.3 million, up 2% compared with $153.3 million in the third quarter of 2007 and down 9% from the record level of $171.7 million for the fourth quarter of 2006. The book-to-bill ratio for the latest quarter was 1.02 to 1.00. The backlog at the end of the quarter was $309.4 million, of which over 90% is expected to ship by the end of the fourth quarter of 2008.

Income from continuing operations for the fourth quarter of 2007 was $17.2 million, compared with $13.4 million in the third quarter of 2007 and $11.9 million in last year’s fourth quarter. Diluted earnings per share from continuing operations in the latest quarter were $0.40, compared with $0.31 in the third quarter of 2007 and $0.30 in the fourth quarter of 2006. The gross profit margin was 40.7 % in the fourth quarter of 2007, compared with 42.0% in both the third quarter of 2007 and the prior year’s fourth quarter.

The company recorded a tax benefit of $4.0 million in the fourth quarter of 2007, due mainly to the completion of various international tax audits. The tax benefit increased fourth quarter 2007 net income and net income per share from continuing operations by approximately $6.7 million and $0.15 per share, respectively.

1

“The strength of our market and geographic diversity was evident in the fourth quarter,” said Don Kania, president and CEO of FEI. “Bookings were up sequentially and were the second highest quarterly total in our history. Revenue was the highest for a single quarter ever, and capped a year of 24% growth. Revenue has grown at a 12% compound growth rate in the last five years, and our target is to continue to grow at least that rapidly over the next five years.

“We made three important announcements in early 2008 that reflect important parts of our strategy,” continued Kania. “In January, we retired the $45.9 million balance of our 5.5% convertible notes, highlighting the company’s solid cash-generating capabilities. Also in January we announced the opening of our latest NanoPort applications center in Shanghai, China, as part of our strategic investment to expand our business in Asia. Today we announced the introduction of the Titan Krios™, which expands our industry-leading transmission electron microscope performance into life science applications. The Krios reflects both the strategic importance of extending our technology leadership as well as the opportunities we see to tap the growth in our NanoBiology market segment.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

The company’s balance sheet remained strong. Total cash and investments at the end of the quarter were $491.0 million, up $35.2 million from the beginning of the quarter and up $84.9 million for the full year. Convertible debt at the end of the quarter remained unchanged at $310.9 million; that total was reduced by $45.9 million in January, 2008. Shareholders’ equity at the end of the fourth quarter was $489.0 million, an increase of $32.3 million in the quarter and $139.1 million for the full year.

First Quarter 2008 Guidance

FEI currently expects net sales for the first quarter of 2008 to be in the range of $145 million to $152 million. Bookings are expected to be above $145 million, and earnings are expected to be in the range of $0.18 to $0.25 per share, assuming a 25% tax rate.

Investor Conference Call  — 2:00 p.m. PST Monday, February 4, 2008

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-218-4007 (domestic, toll-free) or 1-303-262-2130 (international) and asking for the FEI Q4 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at

2

www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11107863#.

About FEI

FEI (Nasdaq: FEIC) is a global leader in providing innovative instruments for nanoscale imaging, analysis and prototyping. FEI focuses on delivering solutions that provide groundbreaking results and accelerate research, development and manufacturing cycles for its customers in semiconductor and data storage, academic and industrial R&D and life sciences markets. With R&D centers in North America and Europe, and sales and service operations in more than 50 countries around the world, FEI’s Tools for Nanotech™ are bringing the nanoscale within the grasp of leading researchers and manufacturers. More information can be found online at: www.fei.com.

Safe Harbor Statement

These financial results are subject to completion of our year-end audit. In addition, this news release contains forward-looking statements that include our guidance for the first quarter of 2008, the expected shipment of our backlog, plans for further geographic expansion, expectations for future bookings, market and revenue growth and the impact of new product introductions. Factors that could affect these forward-looking statements include, but are not limited to, the strength of the NanoResearch and Industry, NanoElectronics and NanoBiology segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the NanoElectronics market; fluctuations in foreign exchange, interest and tax rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; inability to produce a higher volume of products with existing personnel or facilities; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; potential restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

3

FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	September 30,	December 31,
	2007	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$280,593	$222,419	$110,656
Short-term investments in marketable securities	152,041	198,362	234,202
Short-term restricted cash	20,984	12,973	20,172
Receivables	159,457	176,468	144,955
Inventories	138,762	137,243	97,470
Deferred tax assets	4,788	4,996	4,386
Other current assets	36,273	40,941	33,474

Total current assets	792,898	793,402	645,315

Non-current investments in marketable securities	12,758	12,708	34,900

Long-term restricted cash	24,621	9,298	6,131

Non-current service inventories	42,168	41,134	37,920

Property plant and equipment, net	74,700	68,083	60,394

Purchased technology, net	2,862	3,268	4,494

Goodwill	40,864	40,875	40,900

Deferred tax assets	2,641	9,479	542

Other assets, net	16,834	19,141	7,483

TOTAL	$1,010,346	$997,388	$838,079

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$31,156	$50,083	$45,118
Accrued payroll liabilities	26,544	26,212	20,736
Accrued warranty reserves	6,585	6,902	5,716
Accrued agent commissions	9,119	6,871	6,175
Deferred revenue	72,551	61,564	48,992
Income taxes payable	3,403	6,987	9,203
Accrued restructuring, reorganization and relocation	580	598	2,439
Current portion of convertible debt	195,882	45,882	—
Other current liabilities	29,266	31,241	29,276

Total current liabilities	375,086	236,340	167,655

Convertible debt	115,000	265,000	310,882

Deferred tax liabilities	4,479	4,204	4,062

Other liabilities	26,776	35,119	5,572

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 36,405, 36,252 and 34,052 shares issued and outstanding at December 31, 2007, September 30, 2007 and December 31, 2006	395,904	390,168	348,479
Retained earnings (accumulated deficit)	28,009	10,533	(36,041)
Accumulated other comprehensive income	65,092	56,024	37,470

Total shareholders’ equity	489,005	456,725	349,908

TOTAL	$1,010,346	$997,388	$838,079

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

NET SALES:
Products	$119,275	$113,565	$107,822	$466,425	$360,643
Service and components	33,270	32,223	32,462	128,422	118,848
Total net sales	152,545	145,788	140,284	594,847	479,491

COST OF SALES:
Products	65,995	61,249	58,499	252,546	197,742
Service and components	24,525	23,307	22,880	93,544	85,303
Total cost of sales	90,520	84,556	81,379	346,090	283,045

Gross profit	62,025	61,232	58,905	248,757	196,446

OPERATING EXPENSES:
Research and development	18,222	16,414	16,112	66,105	57,528
Selling, general and administrative	33,865	30,915	28,508	124,526	100,279
Amortization of purchased technology	450	444	438	1,777	2,034
Merger costs	—	—	—	—	484
Restructuring, reorganization and relocation	132	—	(27)	(272)	12,609
Asset impairment	—	—	—	—	465
Total operating expenses	52,669	47,773	45,031	192,136	173,399

OPERATING INCOME	9,356	13,459	13,874	56,621	23,047

OTHER INCOME (EXPENSE):
Interest income	6,498	5,902	4,154	22,372	13,150
Interest expense	(2,444)	(2,218)	(2,110)	(8,735)	(7,355)
Gain on investment disposals and impairment, net	—	511	—	1,167	—
Other expense, net	(230)	(1,034)	(538)	(3,492)	(723)
Total other income, net	3,824	3,161	1,506	11,312	5,072

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	13,180	16,620	15,380	67,933	28,119

INCOME TAX EXPENSE (BENEFIT)	(4,034)	3,236	3,481	8,374	10,467

INCOME FROM CONTINUING OPERATIONS	17,214	13,384	11,899	59,559	17,652

DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	—	—	(580)	—	(947)
Gain on disposal, net of income taxes	263	—	3,335	390	3,335
INCOME FROM DISCONTINUED OPERATIONS	263	—	2,755	390	2,388

NET INCOME	$17,477	$13,384	$14,654	$59,949	$20,040

BASIC NET INCOME PER SHARE DATA:
From continuing operations	$0.47	$0.37	$0.35	$1.67	$0.52
From discontinued operations	$0.01	$0.00	$0.08	$0.01	$0.07

DILUTED NET INCOME PER SHARE DATA:
From continuing operations	$0.40	$0.31	$0.30	$1.39	$0.47
From discontinued operations	$0.01	$0.00	$0.06	$0.01	$0.06

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	36,323	36,216	33,886	35,709	33,818
Diluted	46,477	46,419	44,079	46,254	39,752

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)			Year Ended (1)
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

NET SALES:
Products	78.2%	77.9%	76.9%	78.4%	75.2%
Service	21.8%	22.1%	23.1%	21.6%	24.8%
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	43.3%	42.0%	41.7%	42.5%	41.2%
Service	16.1%	16.0%	16.3%	15.7%	17.8%
Total cost of sales	59.3%	58.0%	58.0%	58.2%	59.0%

Gross profit	40.7%	42.0%	42.0%	41.8%	41.0%

OPERATING EXPENSES:
Research and development	11.9%	11.3%	11.5%	11.1%	12.0%
Selling, general and administrative	22.2%	21.2%	20.3%	20.9%	20.9%
Amortization of purchased technology	0.3%	0.3%	0.3%	0.3%	0.4%
Restructuring, reorganization and relocation	0.1%	0.0%	0.0%	0.0%	2.6%
Asset impairment	0.0%	0.0%	0.0%	0.0%	0.1%
Merger costs	0.0%	0.0%	0.0%	0.0%	0.0%
Total operating expenses	34.5%	32.8%	32.1%	32.3%	36.2%

OPERATING INCOME	6.1%	9.2%	9.9%	9.5%	4.8%

OTHER INCOME (EXPENSE):
Interest income	4.3%	4.0%	3.0%	3.8%	2.7%
Interest expense	-1.6%	-1.5%	-1.5%	-1.5%	-1.5%
Gain on investment disposals and impairment, net	0.0%	0.4%	0.0%	0.2%	0.0%
Other expense, net	-0.2%	-0.7%	-0.4%	-0.6%	-0.2%
Total other expense, net	2.5%	2.2%	1.1%	1.9%	1.1%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	8.6%	11.4%	11.0%	11.4%	5.9%

INCOME TAX EXPENSE (BENEFIT)	-2.6%	2.2%	2.5%	1.4%	2.2%

INCOME FROM CONTINUING OPERATIONS	11.3%	9.2%	8.5%	10.0%	3.7%

DISCONTINUED OPERATIONS:
Loss from discontinued operations	0.0%	0.0%	-0.4%	0.0%	-0.2%
Gain on disposal, net of income taxes	0.2%	0.0%	2.4%	0.1%	0.7%
INCOME FROM DISCONTINUED OPERATIONS	0.2%	0.0%	2.0%	0.1%	0.5%

NET INCOME	11.5%	9.2%	10.4%	10.1%	4.2%

(1) Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q4 Ended	Q3 Ended	Q4 Ended
	12/31/2007	9/30/2007	12/31/2006
Income Statement Highlights
Consolidated sales	$152.6	$145.8	$140.3
Gross margin	40.7%	42.0%	42.0%
R&D spending	$18.2	$16.4	$16.1
R&D (% of sales)	11.9%	11.3%	11.5%
SG&A	$33.9	$30.9	$28.5
SG&A (% of sales)	22.2%	21.2%	20.3%
Stock compensation expense - COGS	$0.4	$0.2	$0.2
Stock compensation expense - R&D	$0.3	$0.3	$0.2
Stock compensation expense - SG&A	$1.5	$0.7	$1.4
Net income from continuing operations	$17.2	$13.4	$11.9
Net income from discontinued operations	$0.3	$0.0	$2.8
Net income	$17.5	$13.4	$14.7
Diluted earnings per share from continuing operations	$0.40	$0.31	$0.30
Diluted earnings per share from discontinued operations	$0.01	$0.00	$0.06
Interest income add back included in the calculation of diluted EPS	$1.2	$1.2	$1.2
Sales by Market Segment
NanoElectronics	$33.0	$48.1	$42.4
NanoResearch & Industry	$67.8	$51.6	$55.3
NanoBiology	$18.5	$13.9	$10.1
Service and Components	$33.3	$32.2	$32.5
Sales by Geography
North America	$63.7	$46.5	$49.9
Europe	$65.7	$61.5	$52.2
Asia Pacific	$23.2	$37.8	$38.2
Bookings
Total	$156.3	$153.3	$171.7
Book-to-bill ratio	1.02	1.05	1.22
Backlog - total	$309.4	$305.7	$305.9
Backlog - Service and Components	$54.7	$58.5	$46.8
Bookings by Market Segment
NanoElectronics	$39.6	$28.8	$49.7
NanoResearch & Industry	$63.2	$80.2	$65.1
NanoBiology	$24.0	$11.2	$23.9
Service and Components	$29.5	$33.1	$33.0
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$491.0	$455.8	$406.1
Operating cash generated (used)	$34.8	$11.4	$24.4
Accounts receivable	$159.5	$176.5	$145.0
Days sales outstanding (DSO)	95	110	94
Inventory turnover	2.6	2.6	3.5
Inventories	$138.8	$137.2	$97.5
Property, plant and equipment	$74.7	$68.1	$60.4
Fixed asset investment (during quarter)	$7.3	$5.1	$2.1
Depreciation expense	$3.8	$3.4	$3.3
Current liabilities	$375.1	$236.3	$167.7
Working capital	$417.8	$557.1	$477.7
Shareholders’ equity	$489.0	$456.7	$349.9
Headcount (permanent and temporary)	1,866	1,851	1,683